AMENDMENT TO EMPLOYMENT AGREEMENT

            AMENDMENT, dated as of February 1, 1998, between IVC INDUSTRIES, INC. (the "Company"), a Delaware corporation, and I. ALAN HIRSCHFELD ("Hirschfeld"), amending the Employment Agreement, dated April 28, 1995 (the "Employment Agreement").

            The Company and Hirschfeld agree that the Employment Agreement is hereby amended as follows:

            1. The first two sentences of Section 2 are amended to read in their entirety as follows:

            Hirschfeld's "term of employment," as such phrase is used throughout this Agreement, shall mean the period beginning on February 1, 1998 and ending on January 31, 2000, inclusive of these dates, unless extended pursuant to the next sentence or terminated as provided in
            Section 4 hereof. The term of employment shall be automatically extended without further action by the parties for additional, successive one-year periods, beginning on the anniversary date hereof and ending on the day preceding the next anniversary date hereof, unless earlier terminated by either party upon 3 months' notice to the other party.

            2. Section 3 is amended to read in its entirety as follows:

                  (a) the Company shall pay Hirschfeld a base salary for each year of his term of employment, payable in accordance with the Company's customary payroll practices, equal to the following per annum amounts:

            2/1/98 - 1/31/99:             $156,250

            2/1/99 - 1/31/00:             $171,875

            It is understood that the Company may only increase such annual base salary, at the discretion of its Board of Directors, subsequent to August 31, 1999. Hirschfeld's base salary for any subsequent one-year extension period is to be determined by good faith negotiations between Hirschfeld and the Company.

                  (b) In addition to the base salary provided for in Section
            3(a) hereof, on each January 31 during his term of employment, Hirschfeld shall be entitled to performance-based bonus compensation in an amount equal to the sum of (i) his base salary on such January 31 multiplied by (ii) the percentage increase, if any, in the income before income taxes of the Company for the 12-month period ended


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            on such January 31 over the income before income taxes of the
            Company for the 12-month period ended the prior January 31, in each case calculated in accordance with the financial statements included in the Company's Forms 10-Q and 10-K filed with the U.S. Securities and Exchange Commission (the "Financial Statements"). Such performance-based bonus compensation, if any, shall be payable (x) with respect to the 12-month period ended January 31, 1999, on September 1, 1999, and (y) with respect to subsequent 12-month periods ended January 31, 30 days subsequent to the filing of the Company's Form 10-Q with the U.S. Securities and Exchange Commission for the quarterly period ended such January 31; provided, however, that no such performance based bonus compensation shall be payable if, at the time of a proposed payment, an Event of Default exists under the Company's financing arrangements with its banks.

                  (c) The Company may, in its discretion, from time to time, grant Hirschfeld options ("Options") to purchase shares of the Company's common stock pursuant to the Company's 1995 Stock Option Plan (the "Plan"), which Options shall have the terms set forth in the Plan.

            3. Except as expressly amended hereby, no other changes, additions or deletions are intended to be made to the Employment Agreement, and as hereby amended the Employment Agreement remains in full force and effect.


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            IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment as of the date first above written.

                                    IVC INDUSTRIES, INC.

                                    By: /s/ E. Joseph Edell
                                       --------------------
                                       Name:
                                       Title:


                                    /s/ I. Alan Hirschfeld
                                    ----------------------
                                    I. Alan Hirschfeld


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